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                                                                    EXHIBIT 23.3

            CONSENT OF ERNST & YOUNG(CIS) LTD., INDEPENDENT AUDITORS

We consent to the use of our reports dated February 16, 1998, except for Note 12, as to which the date is November 12, 1998 (EDN Sovintel), in the
Registration Statement (Form S-4 No. 333-    ) and related Prospectus of Global
TeleSystems Group, Inc. dated on or about December 8, 1998.



                                            Ernst & Young(CIS) Ltd.

Moscow, Russia
December 4, 1998